As filed with the Securities and Exchange Commission on March 29, 1996

                                                   Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                  ----------

                           KEYSTONE FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)

               Pennsylvania                                    23-2289209
       (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                   Identification No.)

                 One Keystone Plaza, Front and Market Streets
              P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660
                                (717) 233-1555
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ----------

                Ben G. Rooke, Esquire, Keystone Financial, Inc.
                 One Keystone Plaza, Front and Market Streets
              P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660
                                (717) 231-5701

                                  ----------

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------

Approximate date of commencement of the proposed sale of the securities to the public: April 20, 1996

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

                                  ----------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================

        Title of                 Amount           Proposed       Proposed maximum     Amount of
     securities to                to be       maximum offering       aggregate       registration
     be registered             registered      price per share     offering price         fee
--------------------------------------------------------------------------------------------------

Common Stock, $2 par value..    300,000 shs.       $32.875*          $9,862,500*        $3,400.86
==================================================================================================


* Estimated solely for purposes of calculating the registration fee and calculated, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices for the registrant's Common Stock on the NASDAQ National Market System on March 27, 1996 of $33.25 and $32.50, respectively.
================================================================================


                                                            Page 1 of 31
                                                     Exhibit Index at page 25

                           -------------------------

                                  Prospectus

                           -------------------------



                                   Keystone
                                Financial, Inc.



                                    [LOGO]



                                   Dividend
                                 Reinvestment
                                     Plan

--------------------------------------------------------------------------------
                                  PROSPECTUS

--------------------------------------------------------------------------------

                           KEYSTONE FINANCIAL, INC.
                           ------------------------
                          DIVIDEND REINVESTMENT PLAN
                           ------------------------

                                 Common Stock
                                ($2 Par Value)

        This Prospectus describes the Dividend Reinvestment Plan (the "Plan") of Keystone Financial, Inc. (the "Corporation"). The Plan provides holders of the Corporation's Common Stock with a convenient method of reinvesting dividends and of investing optional cash payments, within the limits of the Plan, in shares of Common Stock. Participants in the Plan pay no brokerage commissions or other expenses in connection with the purchase of Common Stock under the Plan.

        The Common Stock purchased for participants under the plan may be purchased from the Corporation out of its authorized but unissued or treasury shares or on the open market. The purchase price to Plan participants as of any dividend payment date will be the weighted average price of all shares purchased for the Plan for that date. The price of shares purchased from the Corporation will be the average of the high and low reported NASDAQ sales prices for the Common Stock on the date of purchase.

           This Prospectus should be retained for future reference.

--------------------------------------------------------------------------------
                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
                  DISAPPROVED BY THE SECURITIES AND EXCHANGE
                   COMMISSION NOR HAS THE COMMISSION PASSED
                     UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                 The date of this Prospectus is March 31, 1994
--------------------------------------------------------------------------------


                             AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C.; Suite 1400, 500 West Madison Street, Chicago, Illinois; and Room 1228, 75 Park Place, New York, New York. Copies of such material can also be obtained at prescribed rates by mail addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is quoted on the NASDAQ National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.

        This Prospectus incorporates by reference certain documents which are not presented herein or delivered herewith. See "Incorporation of Certain Documents by Reference." Copies of such documents may be obtained without charge upon written or oral request to Keystone Financial, Inc., P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660, Attention: Corporate Secretary (telephone: 717-233-1555).

                                   THE PLAN

        The following questions and answers constitute the Corporation's Dividend Reinvestment Plan (the "Plan").


  Purposes and Advantages

  1.    What are the purposes of the Plan?

        The purposes of the Plan are to provide holders of record of the Corporation's Common Stock with a simple and convenient method of investing in shares of Common Stock.

  2.    How may shareholders purchase Common Stock under the Plan?

        Holders of record of the Corporation's Common Stock may (1) have all cash dividends on shares registered in their names automatically reinvested in additional shares of Common Stock, (2) continue to receive cash dividends on shares registered in their names and purchase Common Stock by making optional cash payments of not less than $100 per payment nor more than $5,000 per dividend payment date or (3) invest both cash dividends and optional cash payments.

  3.    What are the advantages of the Plan?

        Participants in the Plan receive full investment of their dividends and optional cash payments because they are not required to pay brokerage commissions or other expenses in connection with purchases of Common Stock under the Plan and because the Plan permits fractional shares, as well as whole shares, of Common Stock to be purchased. In addition, dividends on all whole and fractional shares credited to participants' accounts are automatically reinvested in additional whole or fractional shares of Common Stock. Participants also avoid the necessity for safekeeping certificates representing the shares credited to their accounts and thus are protected against loss, theft or destruction of such certificates. A regular statement for each account provides a participant with a record of each transaction.


  Administration

  4.    Who administers the Plan?

        American Stock Transfer & Trust Company, as Agent for Plan participants, administers the Plan, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All costs of administering the Plan are paid by the Corporation. Common Stock purchased under the Plan is issued in the name of the Agent or its nominee, as agent for the participants in the Plan.

        The following address may be used to obtain information about the Plan:

                    American Stock Transfer & Trust Company
                       Attention: Dividend Reinvestment
                                40 Wall Street
                              New York, NY 10005

  If you are already a Plan participant, be sure to mention your account number(s) in any correspondence.

  Eligibility

  5.    Who is eligible to become a participant?

        Any holder of record of Common Stock who has reached the age of majority in his or her state of residence is eligible to become a participant in the Plan. However, any holder of record who elects to participate in the dividend reinvestment feature of the Plan must do so with respect to all shares of Common Stock (including shares subsequently acquired) registered in the participant's name. Beneficial owners of Common Stock registered in a name other than their own, such as that of a broker, bank nominee or trustee, must first become holders of record of such shares (by having a stock certificate issued in their own name) in order to participate directly in their own names.


  Participation by Shareholders

  6.    How does an eligible shareholder become a participant?

        A holder of record of Common Stock may elect to become a participant in the Plan at any time. If you wish to become a participant, all you need to do is complete an Authorization Form and mail it to American Stock Transfer & Trust Company, Attention: Dividend Reinvestment, 40 Wall Street, New York, NY 10005. Authorization Forms may be obtained by writing to the same address.

  7.    What does the Authorization Form provide?

        By signing an Authorization Form for an account a shareholder may become a participant and by checking the appropriate box on the Authorization Form the shareholder may choose among the following investment options for that account:

        -- To reinvest automatically all cash dividends on all Common Stock registered in the participant's name

        -- To invest only optional cash payments of not less than $100 each up to a total of $5,000 per dividend payment date (noncumulative from quarter to quarter), to be applied to the purchase of Common Stock.

        A participant may select either the dividend reinvestment option or the optional cash purchase option. A participant selecting the dividend reinvestment option may make optional cash payments. A participant may change his or her election by completing and signing a new Authorization Form and returning it to the Agent. The answer to Question 6 tells how to obtain an Authorization Form. Any change of election concerning the reinvestment of dividends must be received by the Agent at least five business days prior to the record date for a dividend payment date (see Question 8) in order for the change to become effective with that dividend. If a participant signs and returns an Authorization Form without checking the desired option, the participant will be deemed to have selected the first option listed above.

        Regardless of which method of participation is selected, all cash dividends paid on whole or fractional shares previously credited to a participant's Plan account will be reinvested automatically.

  8.    When will dividends be reinvested?

        Dividends will be reinvested as of each dividend payment date. Historically, dividend payment dates for Common Stock have been January 20, April 20, July 20 and October 20. However, the existence of the Plan does not constitute any assurance that dividends will be paid in the future or, if paid, that they will be paid on such dates.

        If the Authorization Form is received by the Agent at least five business days prior to the record date for a dividend payment date, the dividend paid on that dividend payment date will be reinvested. If the Authorization Form is received less than five business days prior to the record date for a dividend, that dividend will be paid in cash, and participation in the Plan for the reinvestment of dividends will not commence until the next succeeding dividend payment date.


  Optional Cash Payments

  9.    Who is eligible to make optional cash payments?

        Shareholders who have submitted a signed Authorization Form are eligible to make optional cash payments, whether or not they have authorized the reinvestment of dividends.

  10.   When may optional cash payments be made and when will they be invested?

        Optional cash payments will be invested as of each dividend payment date (normally January 20, April 20, July 20 and October 20). For an optional cash payment to be invested on a dividend payment date, the funds must be received at the Agent's office not earlier than 30 days prior to the dividend payment date nor later than the close of business on the last business day prior to the dividend payment date in question. Any optional cash payment received by the Agent more than 30 days prior to a dividend payment date or after the close of business on the day prior to a dividend payment date will be returned to the participant.

        No interest is paid by the Corporation or the Agent on optional cash payments. It is therefore suggested that any optional cash payment which a participant wishes to make be sent so as to arrive shortly before a dividend payment date.

  11.   How are optional cash payments made?

        A new participant may make an optional cash payment when enrolling in the Plan by sending the Agent a check or money order, payable to American Stock Transfer & Trust Company, for not less than $100 nor more than $5,000, with a completed Authorization Form.

        Once a participant's account has been enrolled in the Plan and the initial investment is made, whether of dividends or optional cash, an optional cash payment form will be attached to each statement of account sent to the participant. Any check or money order for an optional cash payment must be made payable to American Stock Transfer & Trust Company and should be accompanied by a properly completed optional cash payment form. Checks and forms should be mailed to American Stock Transfer & Trust Company, Attention:
  Dividend Reinvestment, 40 Wall Street, New York, NY 10005.

        Optional cash payments must be in United States dollars and may not be less than $100 per payment nor more than $5,000 in the aggregate for any dividend payment date (noncumulative from quarter to quarter). The same amount need not be sent each time, and there is no obligation to make an optional cash payment in any quarter. Do not send cash.

        Optional cash payments can be refunded if a written request is received by the Agent at the above address at least two business days prior to the dividend payment date.


  Purchases

  12.   What is the source of the Common Stock purchased under the Plan?

        Shares of Common Stock purchased for participant's accounts under the Plan may be purchased by the Agent either (1) from the Corporation out of its authorized but unissued shares of treasury shares or (2) on the open market.

        The purchase price of any shares of Common Stock purchased from the Corporation as of any dividend payment date will be the average of the reported NASDAQ high and low sales prices for Common Stock on such date. If a dividend payment date falls on a day on which Common Stock is not traded, the purchase price of shares purchased from the Corporation will be determined by averaging the averages of the reported NASDAQ high and low sales prices for Common Stock on the trading dates next preceding and next following such dividend payment date. The proceeds of any sales of Common Stock to the Plan by the Corporation may be used by the Corporation for funding for cashflow requirements of the holding company and other corporate investment opportunities and for general corporate purposes.

        Purchases by the Agent of Common Stock on the open market will be made at then current market prices, may be made on any securities exchange where the Corporation's Common Stock is then traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Agent or the broker selected by the Agent for such purpose may determine.

  13.   When will Common Stock be purchased for participants' accounts?

        On each dividend payment date, or the first business day thereafter, the Corporation will (1) issue to the Agent any shares of Common Stock to be purchased from the Corporation as of such dividend payment date and/or (2) pay over to the Agent all dividends to be invested under the Plan in excess of the purchase price of any shares of Common Stock purchased from the Corporation. The Agent will apply any such dividends received and any optional cash payments to be invested as of that dividend payment date and not applied to the purchase of Common Stock from the Corporation to the purchase of Common Stock on the open market for the accounts of Plan participants.

        Shares to be purchased by the Agent on the open market will be purchased by the Agent as promptly as practicable, consis-tent with the provisions of any applicable securities laws and market conditions, and in no event will dividends be invested more than 30 days or optional cash payments more than 45 days after receipt by the Agent except where necessary to comply with applicable laws and regulations. The exact timing of open market purchases, including determining the number of shares, if any, to be purchased on any day or at any time of that day, the prices paid for such shares, the markets on which such purchases are made and the persons (including brokers and dealers) from or through which such purchases are made shall be determined by the Agent or the broker selected by it for that purpose. The Agent may purchase Common Stock in advance of a dividend payment date for settlement on or after such date. No interest will be paid on funds held by the Agent pending investment.

  14. What is the price of Common Stock purchased by participants under the Plan?

        The purchase price of shares of Common Stock purchased for Plan participants as of any dividend payment date will be the weighted average price of all shares of Common Stock purchased by the Agent for the Plan for that date, whether from the Corporation or on the open market. All brokerage commissions or similar charges incurred by the Agent in connection with the purchase of Common Stock on the open market will be paid by the Corporation.

  15.   How many shares of Common Stock will be purchased for a participant?

        The number of shares to be purchased for a participant's account as of any dividend payment date will be equal to the total dollar amount to be invested for the participant divided by the applicable purchase price, computed to the fourth decimal place. For a participant who has elected to reinvest dividends on Common Stock registered in the participant's name, the total dollar amount to be invested as of any dividend payment date will be the sum of (1) the dividend on all certificate shares registered in the participant's own name, (2) any optional cash payments to be invested as of that dividend payment date (see Question 10) and (3) the dividend on all shares of Common Stock (including fractional shares) previously credited to the participant's Plan account. For a participant who has elected to invest only optional cash payments, the total dollar amount to be invested as of any dividend payment date will be the sum of (1) any optional cash payments to be invested as of that dividend payment date (see Question 10) and (2) the dividend on all shares of Common Stock (including fractional shares) previously credited to the participant's Plan account.

        The amount to be invested for a participant residing in the United States will be reduced by any amount the Corporation is required to deduct as a backup withholding in respect of the dividend received, or considered to be received, by such participant. The amount to be invested for a foreign participant whose dividends are subject to federal tax withholding will be reduced by the tax required to be withheld in respect of the dividend received, or considered to be received, by the foreign participant.


  Reports to Participants

  16.   What reports are sent to participants in the Plan?

        After an investment is made for a participant's account, whether by reinvestment of dividends or by optional cash payment, the participant will be sent a statement which will provide a record of the cost of the shares of Common Stock purchased for that account, the date on which the shares were purchased and the number of shares of Common Stock in that account. These statements should be retained for income tax purposes. In addition, each participant will be sent the same communications sent to every holder of Common Stock, including the Corporation's Quarterly Reports, Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting dividends paid.


  Stock Certificates

  17. Are certificates issued to participants for shares of Common Stock purchased under the Plan?

        Shares of Common Stock purchased under the Plan are registered in the name of the Agent or its nominee, as agent for the participants in the Plan, and certificates for such shares are not delivered to participants unless requested. The number of shares of Common Stock credited to an account under the Plan is shown on the participant's statement. Participants are thus protected against loss, theft or destruction of stock certificates.

        A certificate for any number of whole shares of Common Stock credited to a participant's Plan account will be issued to the participant upon written request to the Agent. Such requests will be handled by the Agent, normally within two weeks, at no charge to the participant. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account.

        Shares of Common Stock while credited to the account of a participant under the Plan may not be pledged, sold or otherwise transferred. A participant who wishes to pledge, sell or transfer such shares must request that a certificate for such shares first be issued in the participant's name.

        A certificate for a fraction of a share will not be issued under any circumstances.

  18. What is the effect on a participant's Plan account if a participant requests a certificate for whole shares of Common Stock held in the account?

        If a participant requests delivery of a certificate for whole shares of Common Stock held in the participant's account, any remaining whole shares and fraction of a share will continue to be credited to the participant's account, and dividends on such shares will continue to be reinvested under the Plan.
  In addition, if a participant maintains an account for reinvestment of dividends, all dividends on the shares of Common Stock for which a certificate is requested would continue to be reinvested under the Plan so long as such shares remain registered in the participant's name. If the participant maintains a Plan account only for optional cash payments, dividends on shares of Common Stock for which a certificate is requested would no longer be reinvested under the Plan unless and until the participant submits an Authorization Form to authorize reinvestment of dividends on Common Stock registered in the participant's name (see Questions 6 and 8).

  19. May Common Stock held in certificate form be deposited in a participant's Plan account?

        Yes. Common Stock certificates registered in a participant's name may be surrendered to the Agent for deposit to the participant's Plan account. This procedure enables participants to avoid the necessity of safekeeping certificates. The participant should contact the Agent (see Question 4) for the proper procedure to deposit certificates.

        Common Stock certificates may be deposited in a participant's Plan account whether or not the participant has previously authorized reinvestment of dividends on Common Stock registered in the participant's name. However, as with all other shares held in the participant's Plan account, all dividends on any shares deposited will automatically be reinvested.


  Withdrawal from the Plan

  20.   May a participant withdraw from the Plan?

        Yes. The Plan is entirely voluntary, and a participant may terminate an account at any time by providing written notice instructing the Agent to terminate the account.

  21.   What happens when a participant terminates an account?

        If a participant's notice of termination is received by the Agent at least five business days prior to the record date for the next dividend payment date, reinvestment of dividends will cease as of the date notice of termination is received by the Agent. If the notice of termination is received less than five business days prior to the record date for a dividend payment date, the termination will not become effective until after the investment of any dividends to be invested as of that date. Optional cash payments can be refunded if the notice of termination is received by the Agent at least two business days prior to the next dividend payment date.

        When terminating an account, the participant may request that a stock certificate be issued for all whole shares held in the account. As soon as practicable after notice of termination is received, the Agent will send to the participant (1) a certificate for all whole shares of Common Stock held in the account and (2) a check representing any uninvested optional cash payments remaining in the account and the value of any fractional share held in the account. After an account is terminated, all dividends for the terminated account will be paid to the shareholder unless the shareholder re-elects to participate in the Plan.

        When terminating an account, the participant may request that all shares, both full and fractional, credited to the Plan account be sold or that certain of the shares be sold and a certificate be issued for the remaining shares (see Question 23).

  22.   When may a shareholder re-elect to participate in the Plan?

        Generally, a shareholder of record may re-elect to participate at any time. However, the Agent reserves the right to reject any Authorization Form on the grounds of excessive joining and withdrawing. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.


  Sale of Shares

  23.   May a participant request that shares held in a Plan account be sold?

        Yes. A participant may request that all or any part of the shares held in a Plan account be sold either when an account is being terminated (see Question 21) or without terminating the account. However, a fractional share will not be sold unless the entire fractional share held in the account is sold. If all shares (including any fractional share) held in a Plan account are sold, the account will automatically be terminated, and the participant will have to complete and file a new Authorization Form (see Questions 6 through 8) in order to again participate in the Plan.

        Within seven days after receipt of a participant's written request to sell shares held in a Plan account, the Agent will place a sell order through a broker or dealer designated by the Agent. The participant will receive the proceeds of the sale less any brokerage commission, transfer tax or other fees incurred by the Agent allocable to the sale of such shares.

  24. What happens when a participant sells or transfers all the shares of Stock registered in the participant's name?

        Once a shareholder becomes a participant in the Plan, the shareholder may remain a participant even if the participant thereafter disposes of all Common Stock registered in the participant's name. If a participant disposes of all Common Stock registered in the participant's name, the participant may continue to make optional cash payments, and the Agent will continue to reinvest the dividends on the shares of Common Stock credited to the participant's account under the Plan unless the participant notifies the Agent that he or she wishes to terminate the account.


  Other Information

  25. What happens if the Corporation issues a stock dividend or declares a stock split?

        In the event of a stock split or a stock dividend payable in Common Stock, the Agent will credit to the participant's Plan account the applicable number of whole and/or fractional shares of Common Stock based both on the number of shares of Common Stock held in the participant's Plan account and the number of shares of Common Stock registered in the participant's own name as of the record date for the stock dividend or split.

  26.   What happens if the Corporation has a rights offering?

        If the Corporation has a rights offering in which separately tradable and exercisable rights are issued to registered holders of Common Stock (including the rights certificates issuable on the Distribution Date under the Corporation's Shareholder Rights Plan), the rights attributable to whole shares of Common Stock held in a participant's Plan account will be transferred to the Plan participant as promptly as practicable after the rights are issued. Rights attributable to fractional shares will be sold, and the proceeds will be treated as an optional cash payment.

        Rights attributable to shares of Common Stock registered in the participant's own name will be treated in the same manner as rights attributable to the shares of Common Stock of nonparticipating shareholders.

  27. How are a participant's shares of Common Stock voted at shareholder meetings?

        Shares of Common Stock credited to the account of a participant under the Plan are voted in the same manner as shares of Common Stock registered in a participant's own name. Participants will receive proxy materials from the Corporation for each shareholder meeting, including a proxy statement and a form of proxy covering all whole and fractional shares of Common Stock credited to the participant's Plan account and all shares of Common Stock registered in the participant's own name as of the record date for the meeting. Shares of Common Stock credited to a participant's Plan account may also be voted in person at the meeting in the same manner as shares of Common Stock registered in the participant's own name.

        Since Pennsylvania law grants voting rights to the holder of record of shares of Common Stock, direct voting by participants of the shares of Common Stock held in their Plan accounts will be authorized by means of a proxy filed by the Agent as agent for the Plan participants.

  28. What is the responsibility of the Corporation and the Agent under the Plan?

        The Corporation and the Agent, in administering the Plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt by the Agent of notice in writing of such death, with respect to the prices and times at which shares of Common Stock are purchased or sold for a participant, or with respect to any fluctuation in market value before or after any purchase or sale of shares.

        All notices from the Agent to a participant will be addressed to the participant's last known address. Participants should notify the Agent promptly in writing of any change of address.

        The Agent may resign as administrator of the Plan at any time, in which case the Corporation shall appoint a successor administrator. In addition, the Corporation may replace the Agent with a successor administrator at any time.

  29.   May the Plan be amended, suspended or terminated?

        While the Corporation expects to continue the Plan indefinitely, the Corporation may amend, suspend or terminate the Plan at any time. To the extent practicable, any such amendment, suspension or termination will be announced to participants at least 30 days prior to its effective date, and any amendment will be deemed to be accepted by participants who do not withdraw prior to the effectiveness of the amendment.

  30.   What happens if the Plan is terminated

        If the Plan is terminated, each participant will receive (1) a certificate for all whole shares of Common Stock held in the participant's account and (2) a check representing the value of any fractional share held in the participant's account and any uninvested optional cash payment held in the account.

  31.   Who interprets and regulates the Plan?

        The Corporation is authorized to issue such interpretations, adopt such regulations and take such other action as may be reasonably designed to effectuate the Plan. Any action to effectuate the Plan taken by the Corporation or the Agent in the good faith exercise of its judgment will be binding on participants.

  32. Who bears the risk of market price fluctuations in the Corporation's Common Stock?

        In this regard, a participant's investment, both in shares held in the Plan and in shares registered in the participant's own name, is no different from that of nonparticipating shareholders. The participant bears the risk of loss and has the opportunity for gain from market price changes with respect to all such shares.

                        FEDERAL INCOME TAX CONSEQUENCES

        Participants should consult their personal tax advisors with specific reference to their own tax situations and potential changes in the applicable law as to all Federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of Common Stock under the Plan, the participant's tax basis and holding period for Common Stock acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of Common Stock. The following is only a brief summary of some of the principal Federal income tax considerations applicable to the Plan.

        In the case of shares of Common Stock purchased by the Plan from the Corporation, participants will be treated for Federal income tax purposes as having received a dividend equal to the full amount of the cash dividends payable on both the shares registered in the participant's own name and the shares held in the participant's Plan account, even though the amount of dividends reinvested is not actually received in cash but instead is applied to the purchase of Common Stock for the participant's Plan account. In the case of shares of Common Stock purchased by the Plan in open-market transactions, the amount of dividends received by a participant will include the full amount of the cash dividends payable on both the shares registered in the participant's own name and the shares held in the participant's Plan account and a pro-rata share of the brokerage commissions paid by the Corporation in connection with the Agent's purchase of the Common Stock on behalf of the participant.

        A participant who makes an optional cash payment to the Plan is not treated for Federal income tax purposes as receiving income by virtue of the purchase of Common Stock with the optional cash payment, except that a participant who makes an optional cash payment to the Plan will recognize dividend income equal to a pro-rata share of brokerage commissions paid by the Corporation on behalf of the participant if the Common Stock is acquired by the Agent in an open-market transaction.

        Each statement of account (see Question 16) will show the price per share to the participant of Common Stock purchased with reinvested dividends and/or optional cash payments. That price plus any brokerage commissions paid by the Corporation (also shown on the statement) is the tax basis to the participant of Common Stock acquired under the Plan. The statement of account also will show the date on which Common Stock purchased under the Plan was credited to the participant's account. A participant's holding period for Common Stock purchased under the Plan generally will begin on the date following the date on which Common Stock is credited to the participant's account.

        Information forms (Forms 1099-DIV) mailed to a Plan participant each year by the Corporation will set forth the taxable dividends reportable for Federal income tax purposes on Common Stock registered in a participant's own name and on Common Stock credited to the participant's Plan account, including any dividends reinvested under the Plan and brokerage commissions where applicable. These dividends must be reported on the participant's Federal income tax return. Dividends received by participants which are corporations may be eligible for a 70% dividends received deduction if certain requirements are satisfied. Corporate participants are encouraged to contact their tax advisors regarding their specific situations.

        Under certain circumstances, all or part of a dividend on the Common Stock may not be taxable as a dividend for Federal income tax purposes but may be determined to represent a return of capital to the shareholder. The amount of such a return of capital would first reduce the tax basis of the Common Stock to which the dividend is attributable to the extent of that tax basis, and the excess, if any, would be treated as a gain from the disposition of such Common Stock. The Corporation does not currently anticipate that any dividends will represent a return of capital to a shareholder, but if all or part of a dividend should be treated as a return of capital, the information forms (Forms 1099-DIV) furnished to shareholders will show the portion of the dividend determined by the Corporation to constitute a return of capital.

        In general, any dividend reinvested under the Plan is not subject to Federal income tax withholding. The Corporation or the Agent may be required, however, to deduct as "backup withholding" 31 percent of all dividends paid to any shareholder, regardless of whether such dividends are reinvested pursuant to the Plan. Similarly, the Agent may be required to deduct backup withholding from all proceeds from sales of shares held in a Plan account. A participant is subject to backup withholding if: (1) the participant has failed to properly furnish the Corporation and the Agent with his or her correct tax identification number ("TIN"), (2) the Internal Revenue Service or a broker notifies the Corporation or the Agent that the TIN furnished by the participant is incorrect, (3) the Internal Revenue Service or a broker notifies the Corporation or the Agent that backup withholding should be commenced because the participant failed to report properly dividends paid to him or her or (4) when required to do so, the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding. Brokerage commissions which are considered dividends to a participant will not be subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, dividends to be reinvested under the Plan by participants who are subject to backup withholding will be reduced by the backup withholding amount.

        A participant will not recognize any taxable income upon receipt of a certificate for whole shares of Common Stock credited to the participant's Plan account, whether upon request for such a certificate, upon the participant's termination of a Plan account or upon termination of the Plan.
  A participant may, however, recognize a gain or loss upon receipt of a cash payment for a fractional share credited to a Plan account (see Question 21) or when the shares held in that account are sold at the request of the participant (see Question 23). A gain or loss may also be recognized upon a participant's disposition of Common Stock received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional shares and the tax basis of the shares.
  Generally, gain or loss recognized on the disposition of Common Stock acquired under the Plan will be treated for Federal income tax purposes as a capital gain or loss.

                      INCORPORATION OF CERTAIN DOCUMENTS
                                 BY REFERENCE

        As of any time on or after the date of this Prospectus the following documents filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

        1. The latest Annual Report on Form 10-K filed by the Corporation pursuant to Section 13 of the Exchange Act;

        2. All other reports filed by the Corporation pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

        3. The description of the Common Stock which is contained in the Corporation's Current Report on Form 8-K dated July 31, 1992, including any amendment or report filed for the purpose of updating such description.


        All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of the offering of Common Stock through the Plan shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. In addition, any other final prospectus filed by the Corporation after the date hereof under the Securities Act of 1933 shall be deemed to be incorporated by reference in this Prospectus if it contains (i) pro forma financial information required by Rule 3-05 and Article 11 of SEC Regulation S-X, (ii) restated financial statements required by SEC Regulation S-X or (iii) any financial information required because of a material disposition of assets outside the normal course of business.

        A copy of any or all of the documents referred to above which have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained by following the instructions under "Available Information" above.

                                    EXPERTS

        The restated consolidated financial statements of the Corporation for the three years ended December 31, 1993 incorporated by reference to the Corporation's Current Report on Form 8-K/A dated March 24, 1994 have been audited by Ernst & Young, independent auditors, as stated in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the SEC), given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINION

        The validity of the shares of Common Stock to which this Prospectus relates has been passed upon for the Corporation by Reed Smith Shaw & McClay, Mellon Square, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219.



        No person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of the Corporation since the date hereof. This Prospectus is not an offering of securities in any state in which such an offering would be unauthorized.


                                KEYSTONE
                                FINANCIAL [LOGO]

                                  P.O. Box 1653
                                  Harrisburg, PA  17105-1653
                                  717/233-1555

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.  Other Expenses of Issuance and Distribution.

        The following is an estimate of expenses to be incurred in connection with the issuance and distribution of the Common Shares:


        Securities and Exchange Commission registration fee..  $ 3,401
        Printing, postage and mailing costs..................    5,000
        Accounting fees and expenses.........................    4,650
        Legal fees and expenses..............................    3,500
        Plan Agent's fees....................................   17,000
        Miscellaneous........................................    1,449
                                                                ------

             Total...........................................  $35,000
                                                                ======


  Item 15.  Indemnification of Directors and Officers.


        1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

        BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

              (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

              (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

              (3)  by the shareholders.

        Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        BCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

        BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

        2. Indemnification By-Law. Section 8.01 of the registrant's By-Laws (the "Indemnification By-Law") was adopted by the shareholders at their Annual Meeting held on May 28, 1987 and became effective on that date. Under the Indemnification By-Law, except as prohibited by law, every director and officer of the registrant is entitled as of right to be indemnified by the registrant against all expenses and liabilities incurred in connection with any actual or threatened claim or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the registrant or otherwise, in which the director or officer may be involved in any manner, by reason of his being or having been a director or officer of the registrant or by reason of the fact that he is or was serving at the request of the registrant as a director, officer, employee, fiduciary or other representative of another corporation or other entity. In an action brought by a director or officer against the registrant, the director or officer is only entitled to indemnification for expenses in certain circumstances. Each director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the registrant prior to final disposition of the action, subject to any obligation which may be imposed to reimburse the registrant in certain events. The Indemnification By-Law establishes a procedure whereby a director or officer may bring an action against the registrant if a written claim for indemnification or advancement of expenses is not paid by the registrant in full within thirty days after the claim has been presented. The director or officer is also entitled to advancement of expenses in this proceeding. The only defense to an action to recover a claim for indemnification is that the indemnitee's conduct was such that under Pennsylvania law the registrant is prohibited from indemnifying the indemnitee. The only defense to an action to recover payment of expenses in advance is failure by the indemnitee to make an undertaking to reimburse the registrant if such an undertaking is required.

        The Indemnification By-Law applies to every action, other than actions filed prior to January 27, 1987, except that it does not apply to the extent that Pennsylvania law does not permit its application to any breach or failure of performance of duty by a director or officer occurring prior to January 27, 1987. Any amendment or repeal of the Indemnification By-Law will operate prospectively only and will not affect any action taken, or failure to act, by a director or officer prior to the adoption of such amendment or repeal.

        3. Director and Officer Liability Insurance. The registrant maintains director and officer liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, the registrant is entitled to reimbursement for amounts as to which the directors and officers are indemnified under the Indemnification By-Law. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to indemnification under the Indemnification By-Law.

        4. Indemnification Agreements. At their Annual Meeting held on May 28, 1987, the shareholders also approved a proposed form of Indemnification Agreement to be entered into between the registrant and each of its present and future directors and such other officers, employees and agents of the registrant and its subsidiaries as shall be designated from time to time by the Board of Directors.

        The form of agreement provides essentially the same rights to indemnification against liabilities and expenses as are provided in the Indemnification By-Law. In addition, the form of agreement requires the registrant to either maintain the liability insurance coverage currently in effect for the benefit of the contractee or to hold the contractee harmless to the full extent of such coverage.

        Further, the form of agreement provides that if the full indemnification claimed by the contractee may not be paid by the registrant because prohibited by law and the registrant is jointly liable with the contractee as to the matter for which indemnification was sought (or would be so liable if the registrant were joined in such matter), the contractee has a right to contribution from the registrant for the amount of any expenses and liabilities incurred by the contractee as to such matter based on the relative benefits received by the registrant and the contractee from the transaction from which the liability arose and the relative fault of the registrant (including the registrant's other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as any other relevant equitable considerations.

        Under the form of agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and contribution provided by the agreement notwithstanding any amendment or repeal of the Indemnification By-Law. In addition, although a change in law restricting indemnification rights would automatically restrict the indemnification rights provided under the Indemnification By-Law, the form of agreement provides that a change in law restricting indemnification rights will not affect the rights of a contractee under the agreement unless the law so requires.


  Item 16.  Exhibits.

        An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page II-8.


  Item 17.  Undertakings.

  (a)  Rule 415 offering.

       The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Filings incorporating subsequent Exchange Act Documents by
        Reference.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrisburg, Pennsylvania, on the 28th day of March, 1996.

                                          KEYSTONE FINANCIAL, INC.


                                          By  /s/ Carl. L. Campbell
                                            -----------------------
                                            Carl L. Campbell, President
                                            and Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl L. Campbell, Ben G. Rooke, George R. Barr, Jr. and Laura H. Williams, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Capacity                       Date
         ---------                 --------                       ----


   /s/ Carl L. Campbell    President, Chief Executive          March 28, 1996
-------------------------  Officer and Director
      Carl L. Campbell


  /s/ Mark L. Pulaski      Senior Executive Vice President,    March 28, 1996
-------------------------  Chief Administrative Officer and
      Mark L. Pulaski      Chief Financial Officer


  /s/ Donald F. Holt       Senior Vice President, Controller   March 28, 1996
-------------------------  and Principal Accounting Officer
      Donald F. Holt


/s/ A. Joseph Antanavage   Director                            March 28, 1996
-------------------------
    A. Joseph Antanavage


/s/ J. Glenn Beall, Jr.    Director                            March 28, 1996
-------------------------
    J. Glenn Beall, Jr.

       Signatures                  Capacity                       Date
       ----------                  --------                       ----


/s/ Paul I. Detwiler, Jr.   Director                           March 28, 1996
-------------------------
    Paul I. Detwiler, Jr.


/s/ Donald Devorris         Director                           March 28, 1996
-------------------------
    Donald Devorris


/s/ Richard W. Dewald       Director                           March 28, 1996
-------------------------
    Richard W. Dewald


/s/ Gerald E. Fields        Director                           March 28, 1996
-------------------------
    Gerald E. Field


/s/ William A. Gettig       Director                           March 28, 1996
-------------------------
    William A. Gettig


/s/ Walter W. Grant         Director                           March 28, 1996
-------------------------
    Walter W. Grant


                            Director                           March 28, 1996
-------------------------
    Philip C. Herr II


/s/ Uzal H. Martz, Jr.      Director                           March 28, 1996
-------------------------
    Uzal H. Martz, Jr.


/s/ Max A. Messenger        Director                           March 28, 1996
-------------------------
    Max A. Messenger


/s/ William L. Miller       Director                           March 28, 1996
-------------------------
    William L. Miller


/s/ Robert R. Mitchell      Director                           March 28, 1996
-------------------------
    Robert R. Mitchell


/s/ Don A. Rosini           Director                           March 28, 1996
-------------------------
    Don A. Rosini


/s/ F. Dale Schoeneman      Director                           March 28, 1996
-------------------------
    F. Dale Schoeneman

/s/ Ronald C. Unterberger   Director                           March 28, 1996
-------------------------
    Ronald C. Unterberger


/s/ G. William Ward         Director                           March 28, 1996
-------------------------
    G. William Ward

                                 EXHIBIT INDEX
                                 -------------

                   (Pursuant to Item 601 of Regulation S-K)

                                                                 Page Number
                                                                 in Sequential
    Exhibit                                                      Numbering
      No.            Description and Method of Filing            System
    -------          --------------------------------            -------------
     4.1      Restated Articles of Incorporation of Keystone
              Financial, Inc., as amended (filed as Exhibit 3.1
              to the Annual Report on Form 10-K of Keystone
              Financial, Inc. for the year ended December 31,
              1994 and incorporated herein by reference thereto).      NA

     4.2      By-Laws of Keystone Financial, Inc., as amended to
              May 14, 1992 (filed as Exhibit 3.2 to the Annual
              Report on Form 10-K of Keystone Financial, Inc.
              for the year ended December 31, 1992 and
              incorporated herein by reference thereto).               NA

     4.3      Keystone Financial, Inc. Series A Junior
              Participating Preferred Stock Rights Agreement
              dated as of June 25, 1990 (filed as Exhibit 1 to
              the Form 8-A Registration Statement of Keystone
              Financial, Inc. dated January 25, 1990 and
              incorporated herein by reference thereto).               NA

     4.4      Amendment No. 1 to Series A Junior Participating
              Preferred Stock Rights Agreement dated as of
              December 20, 1990 (filed as Exhibit 2 to the Form 8
              Amendment of Keystone Financial, Inc. dated
              December 20, 1990 and incorporated herein by
              reference thereto).                                      NA

              The registrant hereby agrees to furnish to the Commission upon request copies of the instruments defining the rights of the holders of the long-term debt of the registrant and its consolidated subsidiaries.

     5.1      Opinion of Reed Smith Shaw & McClay regarding the
              legality of the shares of Common Stock being  26
              registered (filed herewith).

     23.1     Consent of Reed Smith Shaw & McClay (contained in
              their opinion filed as Exhibit 5.1).                     NA

     23.2     Consent of Ernst & Young LLP, independent auditors
              (filed herewith).                                        28

     23.3     Consent of Coopers & Lybrand L.L.P. (filed herewith)     29

     23.4     Consent of Deloitte & Touche LLP (filed herewith)        30

     23.5     Consent of KPMG Peat Marwick LLP (filed herewith)        31

     24.1     Power of Attorney (set forth on Page II-5 of the
              Registration Statement).                                 NA